UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2011

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 26, 2011, we held our Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. There were 9,210,000 shares of common stock entitled to be voted.  7,986,484 shares were voted.  The following matters were submitted to a vote of our shareholders.

Votes regarding the election of five directors to serve until the next Annual Meeting of Stockholders in 2012 were as follows:

Name	% Votes For	For	Abstained	Broker Non-Vote
Charles Blackmon	75.8%	3,969,249	1,265,611	3,975,140
Larry L. Enterline	75.8%	3,969,204	1,265,656	3,975,140
C. Shelton James	75.7%	3,964,959	1,269,901	3,975,140
Dan Mondor	76.0%	3,976,702	1,258,158	3,975,140
Steve G. Nussrallah	75.5%	3,953,220	1,281,640	3,975,140

Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending June 30, 2012 were as follows:

% Votes For	For	Against	Abstained	Broker Non-Vote
93.4%	7,460,952	459,229	66,303	-

Votes regarding the adoption of the Concurrent Computer Corporation 2011 Stock Incentive Plan were as follows:

% Votes For	For	Against	Abstained	Broker Non-Vote
51.9%	2,715,228	2,075,603	444,029	2,751,624

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: October 28, 2011	By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer